Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
 Section 906 of the Sarbannes-Oxley Act of 2002.

Certification of Chief Operation Officer

In connection with the Quarterly Report of Lance Systems, Inc., a Utah corporation, (the "Company"), on Form 10-QSB for the period ended
December 31, 2002, as filed with the Securities and Exchange Commission (the "Report"), I, Wallace Boyack, Chief Operating Officer of the Company certify, pursuant to 906 of the Sarbannes-Oxley Act of 2002
(18 U.S.C. 1350), that to my knowledge:

(1) The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

s/ _______________________________
Wallace Boyack, Chief Operating Officer

Date: April 29, 2003